Exhibit 3.9

Delaware The First State Page 1 5278712 8100 SR# 20250320472 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 202820485 Date: 01 - 30 - 25 I, CHARUNI P. SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CYNGN INC.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JANUARY, A.D. 2025, AT 1:08 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT TO THE FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CYNGN INC., a Delaware Corporation Cyngn Inc . (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows : FIRST: That the undersigned is the duly elected and acting Chief Executive Officer of the Corporation. SECOND : That, pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL"), the first paragraph of Article Fourth of the Fifth Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows : “FOURTH : The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 410 , 000 , 000 shares, consisting of (i) 400 , 000 , 000 shares of common stock, par value $ 0 00001 per share (the “Common Stock”), and (ii) 10 , 000 , 000 shares of preferred stock, par value $ 0 . 00001 per share (the “Preferred Stock”) . " THIRD : That the foregoing Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted and approved by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the Delaware General Corporation Law . IN WITNESS WHEREOF, the undersigned hereby further declares and certifies under penalty of perjury that the facts set forth in the foregoing certificate are true and correct to the knowledge of the undersigned, and that this certificate is the act and deed of the undersigned . By: Executed on this 30 t h day of January, 2025. /s/ Lior Tal Lior Tal Chief Executive Officer